Exhibit 99.1

AMARIN APPOINTS PETER FISHMAN CHIEF FINANCIAL OFFICER

-- Fishman Previously Served as Global Controller and Principal Financial & Accounting Officer for the Company --

DUBLIN, Ireland and BRIDGEWATER, N.J., December 13, 2024 – Amarin Corporation plc (NASDAQ:AMRN) today announced that Peter Fishman has been appointed as Chief Financial Officer for the Company, effective immediately. He will be responsible for leading Amarin’s global finance organization and will report directly to the Company’s Chief Executive Officer, Aaron Berg. Most recently, Mr. Fishman served as the Company’s Global Controller and principal financial and accounting officer.

“Pete brings tremendous experience to his new role at Amarin, including most recently as a trusted advisor to our leadership team serving as principal financial and accounting officer for the Company,” said Aaron Berg, President & CEO, Amarin. “I am confident that he will play an important role in helping to spearhead the Company's financial and business strategy as we move forward.”

Mr. Fishman has nearly 20 years of experience in various finance areas including accounting, financial reporting, treasury, tax and audit as well as building and leading global finance teams. Mr. Fishman has served as the Company’s principal financial and accounting officer since October 2024, and as Vice President & Global Controller since October 2022. Previously, he held roles of increasing responsibility within Amarin’s Finance team since 2019. During his time at Amarin, Mr. Fishman has been an integral part of the Company’s previous financing efforts as well as the Company’s current cash management strategy. In addition, Mr. Fishman has been involved in numerous complex transactions while with the Company. Earlier in his career, Mr. Fishman held roles in financial reporting and technical accounting at Toys R Us. Mr. Fishman began his career at Ernst & Young serving several pharmaceutical clients.

Mr. Fishman holds a Bachelor of Arts degree in accounting from American University, a Masters of Business Administration degree from Rowan University and is a certified public accountant.

Forward-Looking Statements

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including beliefs about Amarin’s key achievements in 2023 and the potential impact and outlook for achievements in 2024 and beyond; Amarin’s 2024 financial outlook and cash position; Amarin’s overall efforts to expand access and reimbursement to VAZKEPA across global markets; and the overall potential and future success of VASCEPA/VAZKEPA and Amarin generally. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin's filings with the U.S. Securities and Exchange Commission, including Amarin’s quarterly report on Form 10-Q for the period ending September 30, 2024 and annual report on Form 10-K for the full year ended 2023. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Amarin undertakes no obligation to update or revise the information contained in its forward-looking statements, whether as a result of new information, future events or circumstances or otherwise. Amarin’s forward-looking statements do not reflect the potential impact of significant transactions the company may enter into, such as mergers, acquisitions, dispositions, joint ventures or any material agreements that Amarin may enter into, amend or terminate.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website (www.amarincorp.com), the investor relations website (www.amarincorp.com/investor-relations), including but not limited to investor presentations and investor FAQs, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor & Media Inquiries:

Mark Marmur

Amarin Corporation plc

PR@amarincorp.com